UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2018

Commission File Number: 000-55843

Techpoint, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0806545
( State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2550 N. First Street, #550

San Jose, CA 95131 USA

(408) 324-0588

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2018, Yuki Tegarden departed as the Chief Financial Officer and Secretary of Techpoint, Inc. (the “Company”).

On September 5, 2018, Stephen Wong, the Company’s current Manager, Accounting and Finance, agreed to serve in the role of Interim Chief Financial Officer and Secretary.  Mr. Wong, age 30, has served as Manager, Accounting and Finance of the Company since April 2016.  Mr. Wong was previously a Revenue Manager at Seagate Technology, a data storage company, from October 2014 to April 2016.  Prior to Seagate, Mr. Wong was a manager at Deloitte & Touche LLP, a professional accounting firm, where he had worked since 2009 in various capacities with clients on initial public offerings and public company reporting.  Mr. Wong holds a B.A. in Business Administration from California Polytechnic State University in San Luis Obispo and is a Certified Public Accountant in the state of California.  There were no changes made to Mr. Wong’s compensation in connection with his appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Techpoint, Inc.

Date: September 6, 2018	By:	/s/ Fumihiro Kozato
Fumihiro Kozato
President and Chief Executive Officer (Principal Executive Officer)

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